UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2005 (November 29, 2005)
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition Agreement Completed

On November 29, 2005, MFC Development Corp. (“MFC”, “the Company”, or the “Registrant”) completed the acquisition of all the issued and outstanding shares of common stock of Worldwide Excellence, Inc., a Delaware corporation (“WWE”), in accordance with the provisions of a certain Acquisition Agreement dated as of July 29, 2005 among WWE, with an address at 11872 La Grange Avenue, Los Angeles, CA 90025, MFC, and WWE’s stockholders. MFC acquired one hundred (100%) percent of WWE’s outstanding common stock in exchange for shares of MFC common stock. At the closing, 11,500,000 shares of the Company’s common stock were issued to former stockholders of WWE and their designees and 710,000 shares of the Company’s common stock were issued to a finder and its designees. In addition, 775,000 shares of the Company’s convertible preferred stock (each share of which is convertible into two shares of MFC common stock) were issued to investors in connection with the simultaneous closing under the Acquisition Agreement and under a private placement of shares of the Company’s convertible preferred stock and warrants to purchase the Company’s common stock (see Item 3.02 Unregistered Sales of Equity Securities.)

As a result of the above described transactions and assuming the conversion of 775,000 shares of the Company’s convertible preferred stock into 1,550,000 shares of the Company’s common stock, the former stockholders of WWE, new investors, and others involved in the closing of the transactions now own approximately eighty-four (84%) percent of MFC common stock. There are no material relationships, other than in respect of the transaction, between the parties to the acquisition and the Company, or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

WWE, is a leading direct marketing company specializing in health, beauty, fitness and home consumer products. WWE is in the business of building product “Brands” and has found a successful formula that combines creativity and strategic analysis. Typically, WWE obtains the exclusive worldwide license rights to a particular product and develops the product “Brand” through innovative marketing campaigns utilizing the Internet, television, and print media. WWE distinguishes itself from other direct marketing companies in that it has found success in the development of products that create a long term annuity through what WWE refers to as “Continuity” programs.

Item 3.02 Unregistered Sales of Equity Securities

(a) Private Placement of Convertible Preferred Stock and Warrants to Purchase Common Stock

WWE, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation 506 promulgated under the Securities Act, has engaged in a private placement offering to “accredited investors” of 775,000 shares of the Company’s 10% convertible preferred stock, each share of which is convertible into two shares of the Company’s common stock and warrants to purchase 775,000 shares of the Company’s common stock; each warrant entitling the holder to purchase one share of the Company’s common stock (the “Minimum”). A subscription of $50,000 purchased 25,000 shares of the Company’s convertible preferred stock, which shares are convertible into 50,000 shares of the Company’s common stock and warrants to purchase 25,000 shares of the Company’s common stock.

As part of the simultaneous closing under the previously described Acquisition Agreement and this private placement offering, the Company issued 775,000 shares of the Company’s convertible preferred stock and warrants to purchase 775,000 share of the Company’s common stock to investors under the private placement offering. Included in this issuance of the Company’s securities were purchases of (i) 12,500 shares of the Company’s convertible preferred stock and warrants by the Company’s then chairman of the board, who was also president and is also a stockholder, (ii) 25,000 shares of the Company’s convertible preferred stock and warrants by the Company’s chief financial officer, who was then a director and is also a stockholder, and (iii) 12,500 shares of the Company’s convertible preferred stock and warrants by one of the Company’s then directors, who is also a stockholder.

The Company has decided to increase the number of shares of the Company’s convertible preferred stock and warrants offered in the private placement offering by an aggregate of an additional 850,000 shares of the Company’s convertible preferred stock and 850,000 warrants. In no event will the number securities offered under the private placement offering exceed an aggregate of 1,625,000 shares of the Company’s convertible preferred stock and 1,625,000 warrants.

The term of the warrants is three years and the exercise price of the warrant shares shall be (i) $1.00 during the first year after the closing of this private placement offering and (ii) $1.50 thereafter. Each share of convertible preferred stock is convertible into two shares of the Company’s common stock at a conversion price of $1.00 per share of the Company’s common stock. The shares of the Company’s convertible preferred stock are redeemable, at the option of the Company, at a redemption price of $0.10 per share in the event that the Company’s common stock has a closing bid price of at least $3.00 for twenty (20) consecutive trading days immediately preceding the notice of redemption; provided, that a registration statement covering the shares of common stock underlying the Company’s convertible Preferred Stock is then currently effective. Similarly, the warrants are redeemable, at the option of the Company, at a redemption price of $0.10 per warrant share exercisable in the event that the Company’s common stock has a closing bid price of at least $3.00 for twenty (20) consecutive trading days immediately preceding the notice of redemption; provided, that a registration statement covering the warrant shares is then currently effective.

The aggregate purchase price for the securities purchased under the private placement offering as of this Current Report is $1,550,000. WWE has agreed to pay a finder or his designee, as applicable, a sum ordinarily not to exceed ten (10%) percent of the investor subscription amount received by WWE under the private placement offering, provided that such payments are permitted under federal and applicable state securities laws. WWE also incurred $50,000 in legal expenses. The net proceeds of the private offering will be used by WWE to repay note holders under WWE’s recently completed bridge financing, repay holders of certain of the Company’s convertible debt, pay the last installment of the asset purchase price under an asset purchase and consulting agreement, pay the first installment under a settlement agreement with respect to a legal proceeding, and purchase inventory for new products, finance an infomercial for a new product, for working capital and general corporate purposes.

b) Issuance of Common Stock in connection with Completion of Acquisition Agreement

On November 29, 2005, in connection with the closing under the above described Acquisition Agreement, the Company issued an aggregate of 12,745.000 shares of its common stock. Included in this issuance of the Company’s securities were (i) 11,500,000 shares of the Company’s common stock issued to former stockholders of WWE or their designees in consideration for the shares of WWE common stock held by them; (ii) 710,000 shares of the Company’s common stock issued to a finder or its designees in partial consideration for services rendered by the finder under a consulting agreement; (iii) 35,000 shares of the Company’s common stock to WWE’s securities counsel in partial consideration for legal services rendered under a retainer agreement; (iv) an aggregate of 325,000 shares of the Company’s common stock in consideration for the conversion of certain of the Company’s bonds in the aggregate principal amount of $325,000; (v) an aggregate of 100,000 shares of the Company’s common stock to the then chairman of the board, who was also president and is also a stockholder in consideration for the conversion of certain of the Company’s bonds in the aggregate principal amount of $100,000; and (vi) an aggregate of 75,000 shares of the Company’s common stock to a then director, who is also a stockholder in consideration for the conversion of certain of the Company’s bonds in the aggregate principal amount of $75,000. The previously described issuances of the Company’s securities were exempt from registration under the Securities Act under Section 4(2) of the Securities Act.

c) Warrants

WWE has issued warrants granting the holders thereof rights to purchase shares of the Company’s common stock as follows: (i) under two recently completed bridge financings by WWE, warrants to purchase an aggregate of 825,000 shares of the Company’s common stock were issued. The term of the warrants is three years and the exercise price for each warrant share is $1.00 per share. For each dollar loaned WWE under secured notes issued in these financings (which secured notes were subsequently paid off at the closing of the previously described Acquisition Agreement) the noteholder received a warrant to purchase one share of MFC common stock. Included among the warrants issued in connection with one of the recently completed bridge financings, were (A) warrants to purchase 37,500 shares issued to the then chairman of the board, who was also president and is also a stockholder; (B) warrants to purchase 75,000 shares issued to the chief financial officer who was then a director and is also a stockholder; and (C) warrants to purchase 37,500 shares issued to a then director and is also a stockholder. (ii) Under separate agreements, warrants to purchase an aggregate of 415,000 shares of the Company’s common stock were issued. The terms of the warrants are three years and the exercise price for each warrant share is $1.00 per share. These warrants were issued in partial consideration for services rendered by two finders. (iii) Under a securities purchase agreement with WWE, warrants to purchase an aggregate of 137,500 shares of the Company’s common stock were issued. The term of the warrants is three years and the exercise price for each warrant share is $1.00 per share. The warrants were additional consideration to induce the investor to purchase WWE common stock. (iv) Under separate agreements, warrants to purchase an aggregate of 126,500 shares of the Company’s common stock were issued. The terms of the warrants are three years and the exercise price for each warrant share is $1.00 per share. These warrants were issued in partial consideration for various accommodations provided WWE by certain WWE vendors. The previously described issuances of the Company’s securities were exempt from registration under the Securities Act under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of the Registrant

At the closing under the Acquisition Agreement described in Item 2.01, in consideration for all of outstanding shares of WWE common stock, the Company issued 4,627,293 shares of its common stock to Nancy Duitch and Dennis Duitch, as Trustees of the Duitch Family Trust Dated January 9, 1989 and 4,397,707 shares of its common stock to Jeffrey S. Edell and Elaine Hastings Edell, as Trustees of the Edell Family Trust Dated June 1, 1991. Prior to the closing, the Trusts owned one hundred (100%) percent of WWE’s issued and outstanding common stock.

The combined beneficial ownership by Nancy Duitch and Jeffrey S. Edell is now 9,025,000 shares of MFC common stock. Assuming the conversion of 775,000 shares of the Company’s convertible preferred stock issued under the previously described private placement offering, into 1,550,000 shares of the Company’s common stock, Ms. Duitch and Mr. Edell will beneficially own approximately fifty-three (53%) percent of the Company’s issued and outstanding common stock. The former controlling shareholder was Lester Tanner, whose ownership of the Company’s issued and outstanding common stock has been reduced from approximately twenty-three (23%) percent to four (4%) percent. Mr. Tanner resigned his position as director, Chief Executive Officer and President of the Company. The understanding between Ms. Duitch and Mr. Edell and Mr. Tanner, is that that the former members of the MFC Board of Directors would, prior to the closing, appoint the new directors and officers as set forth in Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In accordance with the terms of the completed Acquisition Agreement, all of the directors and the following officers of MFC resigned on November 29, 2005:

Name	Position
Lester Tanner	Director, President and CEO
Victor Brodsky	Director (1)
Anders Sterner	Director
Jay Hirschson	Director
Steven Kevorkian	Director
Deborah Knowlton	Secretary

(1)	Victor Brodsky, age 47, retained his position as Vice President and Chief Financial Officer and was appointed Secretary on November 29, 2005.

On November 29, 2005, Jeffrey Edell, age 47 was appointed President and Co-Chief Executive Officer, and Nancy Duitch, age 50, was appointed Co-Chief Executive Officer and Chief Marketing Officer.

Each of these officers was appointed to serve at the pleasure of the board of directors. There are no family relationships between any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

The business experience of Mr. Edell and Ms. Duitch is set forth below in the section describing the appointment of new directors.

Effective April 1, 2005, each of Mr. Edell and Ms. Duitch had entered into an employment agreement with WWE, now a wholly owned subsidiary of the Company. Each executive’s employment agreement is for a term of three years, terminable by the applicable executive on 60 days’ notice and terminable by WWE for “cause”. The applicable executive’s annual base salary is $250,000 and the applicable executive is entitled to a performance bonus based on exceeding the following EBITDA targets; 2005-$2 million; 2006-$2.2 million; and 2007-$2.5 million. Executives holding the combined positions of President and/or CEO- presently Mr Edell and Ms Duitch-are to share in a bonus pool determined by multiplying fifteen (15%) percent by the amount by which the applicable EBITA target is exceeded for any particular year. The applicable executive is entitled to a monthly car allowance of $1,000 and is entitled to heath, medical and other benefits as adopted by WWE’s Board of Directors from time to time. Each executive is subject to a two-year non-disclosure obligation, but is not bound by any post employment non-compete.

On November 29, 2005, the following new directors were appointed to fill three of the vacancies caused by the resignations of the former directors of the Company:

Jeffrey S. Edell,
Nancy Duitch, and
Victor Imbimbo

The above directors are also members of both the Audit Committee and the Compensation Committee.

The business experience of the Company’s newly appointed executive officers and directors is as follows:

Jeffrey S. Edell, age 47, has been appointed to serve as President and CEO of the Company and has been appointed to serve as a member of the Company’s board of directors until the Company’s next annual stockholders meeting and until his successor has been duly qualified. Mr. Edell was the President and CEO of WWE since September 2004. Mr. Edell has successfully owned and operated many integrated entertainment and high tech companies for the past 20 years. From September, 2003 to December, 2004, Mr. Edell was a director of InterMix Media and from November, 2003, Mr. Edell served as Chairman of the Board of InterMix. Mr. Edell oversaw the transition from a company saddled with management, financing, stockholder, listing and SEC problems, to a newly listed AMEX company, cleared by the SEC, in which the stock price rose from $1.75 to over $6 per share during his 15 month tenure. From April, 2002 to September, 2003, Mr. Edell consulted with respect to various projects. From November, 1995 to April, 2002, as CEO/President, he took Soundelux Entertainment Group, Inc. (an integrated entertainment company) from $15 million to over $110 million in revenues and sold it to Liberty Media Group resulting in over $100 million in cash to its stockholders. He also has had success in founding and building a software company named elabor, Inc. and selling it to ADP in 2003. Initially out of business school, Mr. Edell obtained his CPA Certification while working at KPMG, subsequently he was a partner in a Top 10 accounting firm in Los Angeles, California. Mr. Edell received a Bachelor of Science degree in commerce and accounting from the McIntire School of Commerce, University of Virginia.

Nancy Duitch, age 50, has been appointed to serve as Chief Marketing Officer and Co-CEO of the Company and has been appointed to serve as a member of the Company’s board of directors until the Company’s next annual stockholders meeting and until her successor has been duly qualified. Ms. Duitch was the founder of WWE and was WWE’s CMO and Co-CEO since its inception. Ms. Duitch has been in the direct response industry for over 12 years. From August, 2001 to July 2004, she was the CEO of Buckhead Marketing Group, LLC, a company, which she founded. Prior to that she was a founder of and from January, 1999 to July, 2001, she was the President of One World Networks Integrated Technologies, Inc. (“OneWorldLive”), a multimedia direct response company where some of her creative product launches remain successfully airing after five years. Ms. Duitch has been the creative leader, product developer and contract manufacturer for some of the most successful direct marketing products in the industry, with total combined sales of over $1 billion attributed to her name. She is widely recognized as a superior product ‘picker’ and creative marketer with a higher-than-average ‘hit rate’ in the industry. Ms. Duitch has been profiled in Response TV Magazine as among the “25 Most Innovative Individuals” and “DRTV’s Angels.” Ms. Duitch has consistently participated in various civic and charitable endeavors, including the founding of Cardiac Arrhythmia Research & Education Foundation (C.A.R.E.), primarily focused on raising millions of dollars utilized in the prevention of sudden death in children and young adults.

Victor Imbimbo, age 53, has been appointed to serve as a member of the Company’s board of directors until the Company’s next annual stockholders meeting and until his successor has been duly qualified. Mr. Imbimbo has over 25 years’ experience in all aspects of brand management, sales support, advertising, relationship marketing, and promotional marketing. Since 2002, Mr. Imbimbo was engaged by TBWA\Chiat\Day, a division of Omnicom, as the President of TBWA\WorldHealth and Executive Group Director of TBWA/Chiat\ Day. His responsibilities included establishing and supervising a viable healthcare division for that company. Prior to that engagement, Mr. Imbimbo in 1997 founded Bedrock Communications, Inc., a firm specializing in digital communications solutions. During his tenure at Bedrock, Mr. Imbimbo served as its chief executive officer. Mr. Imbimbo received his B.S. in Biology and Masters in Business Management from Purdue University.

The transactions with the Company’s management have been described under Item 2.01 Completion of Acquisition or Disposition of Assets and Item 3.02 Unregistered Sales of Equity Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2005, pursuant to the completion of the Acquisition Agreement, the Company changed its fiscal year from February 28 to December 31, to conform to the fiscal year of WWE. Form 10-K for the year ended December 31, 2005 will include the transition period.

Item 8.01 Other Events

On December 5, 2005, the Company issued a press release regarding the completion of the Company’s acquisition of one hundred (100%) percent of the issued and outstanding common stock of WWE.

Item 9.01 Financial Statements and Exhibits

The financial statements and pro-forma financial information, which are required to be filed under this item will be filed by amendment not later than February 12, 2006.

(d) Exhibits

99.1 Press Release issued by the Company dated December 5, 2005, entitled “MFC Development Corp. Completes Acquisition of Worldwide Excellence, Inc. - A Leading Direct Marketing and Product Branding Company”

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 MFC DEVELOPMENT CORP.
                         /s/ VICTOR BRODSKY
December 5, 2005                          Victor Brodsky
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)